SLINGSHOT USA, LLC

POST-QUALIFICATION AMENDMENT NO. 1 DATED OCTOBER 27, 2023

TO THE OFFERING CIRCULAR DATED SEPTEMBER 15, 2022

EXPLANATORY NOTE

This Post-Qualification Offering Circular Amendment No. 1 amends, and should be read in conjunction with, the offering circular of Slingshot USA, LLC (the “Company”), dated September 15, 2022, as amended, which was qualified by the Securities and Exchange Commission (the “Commission”) on November 9, 2022 (the “Offering Circular”). Unless otherwise defined in this Post-Qualification Amendment No. 1, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. This Post-Qualification Offering Circular Amendment No. 1 seeks to add, update, and/or replace information contained in the Offering Circular, including (v) the Price Per Unit from $1.25 to $1.65, (w) the minimum investment from $100 to $99, (x) the financial statements for the most recent fiscal year ended of the Company, (y) the termination date of the Offering, and (z) the Transfer Agent.

Information contained in this Post-Qualification Offering Circular Amendment No. 1 is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Post-Qualification Offering Circular Amendment No. 1 filed with the SEC is qualified. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the Post-Qualification Offering Circular Amendment No. 1 filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION AMENDMENT NO. 1 TO

OFFERING CIRCULAR – FORM 1-A-POS: TIER 2

REGULATION A – TIER 2 OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Dated: October 27, 2023

SLINGSHOT USA, LLC

(the “Company”)

1209 Orange Street

Wilmington, Delaware 19801

https://www.thedavidmovie.com

UP TO 30,000,000 PREFERRED UNITS

SEE “SECURITIES BEING OFFERED” AT PAGE 26.

	Price to Public	Broker-Dealer Discount and Commissions	Proceeds to the Company	Proceeds to Other Persons
Price Per Unit	$1.65	$0.0125	$1.6375	-
Total Maximum	$37,500,000.00	$375,000	$37,125,000	-

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Sales of these securities will commence upon qualification of this Post-Qualification Amendment of this Offering by the Securities and Exchange Commission and will terminate at the earlier of (1) the date at which the maximum offering amount has been sold, (2) July 31, 2024, or (3) the date at which the offering is earlier terminated by the Company at its sole discretion.

The Company has engaged North Capital as agent to hold any funds that are tendered by investors. The Offering is being conducted on a best-efforts basis without any minimum target. Provided that an investor purchases shares in the amount of the minimum investment, $99 (60 Preferred Units), there is no minimum number of shares that needs to be sold in order for funds to be released to the Company and for this Offering to close, which may mean that the Company does not receive sufficient funds to cover the cost of this Offering. An investor irrevocably subscribes to the offering, which means that an investor cannot request a refund of the funds and such funds will only be refunded in such cases as the Company terminating the Offering or the Company rejecting the subscription in whole or in part; see, “Plan of Distribution and Selling Securityholders”. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the Company. After the initial closing of this Offering, we expect to hold closings on at least a monthly basis.

Each holder of Preferred Units shall not be entitled to vote on any matters submitted to a vote of the Managers except as required by law.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO “www.investor.gov”.

This offering is inherently risky. See “Risk Factors” on page 10.

This Post-Qualification Amendment No. 1 is following the Offering Circular format described in Part II of Form 1-A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

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TABLE OF CONTENTS

SUMMARY	4
RISK FACTORS	9
DILUTION	11
PLAN OF DISTRIBUTION AND SELLING INTEREST HOLDERS	12
USE OF PROCEEDS TO ISSUER	17
THE COMPANY’S BUSINESS	17
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	19
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	21
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	21
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	22
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	23
SECURITIES BEING OFFERED	24
FINANCIAL STATEMENTS	27

In this Post-Qualification Amendment No. 1 to Offering Circular, the terms “Slingshot”, “the Company”, “we”, “us”, or “our” refers to Slingshot USA, LLC, a Delaware limited liability company.

THIS FORM 1-A-POS, POST-QUALIFICATION AMENDMENT NO. 1 TO OFFERING CIRCULAR, AND ANY DOCUMENTS INCORPORATED BY REFERENCE HEREIN OR THEREIN, MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY.  THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT.  WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS.  INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.  THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SUMMARY

Our Business

Slingshot USA, LLC (the “Company”) is a limited liability company organized in the state of Delaware on September 14, 2021, and made the Federal tax election to be taxed as a C corporation. The Company is partly co-owned by Slingshot Productions Limited and The Gideon Trust and does not have a finite life. Member liabilities are limited to the amount of equity contributions.

Slingshot USA, LLC was formed to produce a feature-length animated film based on the biblical story of David.

The Company’s Monetization strategy and Key Partners outlines the elements management believes could make the project a success, referenced in our Form 1-SA, for the period 2023-06-30, under the caption “Monetization and Key Partners” on page 6 to 11, which are incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465923012862/susa9252341sa.htm

The Offering

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Post-Qualification Amendment No. 1 to Offering Circular and/or incorporated by reference herein.

Company	Slingshot USA, LLC, a Delaware limited liability company (the “Company”).

Objective	The purpose of the Company is to fund the full development and production of a feature-length animated film based on the biblical story of David (the “Series” or “David”).

Securities Offered	The Company is offering membership interests (“Interests” or “Securities”) to potential investors (“Investors” or “Members”) in unit increments (each, a “Unit”) to be designated “Preferred Units” of up to $37,500,000 in the aggregate.

Unit Price	Each Unit shall bear a Capital Contribution valuation of $1.65.

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Minimum Investment Amount	The minimum Capital Contribution of a Member shall be $100 for Preferred Units, subject in each case to acceptance of a lesser amount by the Managers in their sole and exclusive discretion. The Managers may, in their sole and exclusive discretion, reject any subscription that is tendered.

Managers	The Company is managed by three managers (the “Managers”) consisting of: (1) Sanet Kritzinger; (2) Osment Philip Cunningham; and (3) David Michael Brett Johnson. (See “Directors, Executive Officers, and Significant Employees”).

Management Rights	The Managers will be responsible for the management of the Company (See “Operating Agreement” at Exhibit A to the Offering Statement of which this Offering Circular is a part). The Managers will be supported in its management activities by appropriate staff, consultants, and co-producers. Managers may bring on one or more additional highly experienced producers or production companies in order to further facilitate the Company’s business plans as described herein and the Managers shall generally surround themselves with other highly experienced personnel throughout each phase of the business, if and as necessary.

Use of Proceeds	The Company will use these net proceeds to fund the business of the company generally. Specifically, the vast majority of the funds raised under this Offering will be used to finance the production of David, and such other purposes described in the “Use of Proceeds to Issuer” section of this Offering Circular.

Term	The Company will have a perpetual term.

Costs and Expenses	The Company will be responsible for all of its operational costs and expenses, including, without limitation: (i) employees of the Company and its operational subsidiary and related entities; (ii) office expenses of the Company and its operational subsidiary and related entities; (iii) out-of-pocket expenses of all transactions, whether or not consummated; (iv) expenses associated with the acquisition, operation, and disposition (if any) of the Company’s operating businesses, including all travel, lodging and entertainment expenses, marketing and sales expenses, and extraordinary expenses, if any (such as certain valuation expenses, litigation expenses and indemnification payments); (v) legal, accounting, consulting, investment banking, financing and brokerage fees and expenses, if any; (vi) expenses associated with financial statements, reports and tax returns prepared for the Company and its operating subsidiary and related entities; (vii) expenses of advisors and of any Company administrator; (viii) organizational expenses; (ix) expenses associated with any Member meetings; and (x) any taxes, fees, or other governmental charges levied against the Company or its subsidiary and related entities.

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Organizational Expenses	All of the Company’s organizational expenses, including all legal fees and filing costs, and costs associated with the marketing, sale and issuance of the Interests, will be paid or reimbursed by the Company. Each investor will be solely responsible for all of its own legal and tax counsel expenses and any out-of-pocket expenses incurred in connection with its admission to, or the maintenance of its Interest in, the Company.

Distributions

The Managers shall have sole discretion regarding the amounts and timing of distributions of Available Funds to Members, including to decide to forego payment of distributions in order to provide for retention and establishment of reserves of, or payment to third parties of such funds as it deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company’s obligations, including but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, and reasonable reserves for contingencies); provided, however, that the Company shall be required to make distributions in the amounts and order as follows:

(a)  Prior to making any distributions to the Common Unit holders, the Company shall first make distributions to the Preferred Unit holders until they have received a cumulative return of one hundred twenty percent (120%) of their initial capital contribution.

(b)  Once the Preferred Unit holders have received a total of one hundred twenty percent (120%) of their initial capital contributions, the Company shall distribute all Profits in proportion to the Member’s Membership Interest.

(c)  For avoidance of doubt, the Members acknowledge and agree that the Managers shall have sole discretion to pay all or any portion of the Company’s debts and liabilities to its creditors (including to Members as loans or salary, each if applicable), prior to making any distributions as set forth in Section 4.4 of the Operating Agreement.

See “Operating Agreement” at Exhibit A to the Offering Statement of which this Offering Circular is a part.

Dissolution	The Company may only be dissolved with the written consent of the Managers and the prior consent of a Majority Vote of the Members.

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Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act.  Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

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We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Selected Risks Associated with Our Business

Our business expects to be subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary.

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RISK FACTORS

Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends or distribution, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in our offering circular dated November 7, 2022 under the caption “RISK FACTORS” and which are incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465922013223/partiiandiii.htm

One of the creators of David had exercised the option to exchange its interest in Slingshot Productions Limited for Common Units in the Company.

Osment Philip Cunningham, as one of the creators of the David demo, and the owner of Miombo Enterprises Proprietary Limited (trading as “Sunrise Animation Studio’s”), a computer animation studio based in Cape Town, South Africa, owns a 50% indirect interest in Slingshot Productions Limited through The Gideon Trust. The Gideon Trust has an agreement with Slingshot Productions Limited to exchange The Gideon Trust indirect interest for a direct and/or voting interest in the Company’s Units currently owned by Slingshot Productions Limited, which would reduce Slingshot Productions Limited’s ownership interest ratably. This option was exercised and Osment Philip Cunningham, through The Gideon Trust, now owns 50% of the Company’s common units.

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Special Note Regarding Forward-Looking Statements.

This Post-Qualification Amendment No. 1 to Offering Circular may contain forward-looking statements relating to future events or the future performance of the Company or its operating companies. In some cases, you can identify forward-looking statements by terminology such as may, will, should, expect, plan, intend, anticipate, believe, estimate, predict, potential or continue, the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, prospective investors should specifically consider various factors, including the risks outlined in this Risk Factors section of the Memorandum. These risk factors may cause actual events or results to differ materially from any forward-looking statement. Although the Managers believe that the expectations reflected in the forward-looking statements are reasonable, future results, levels of activity, performance or achievements cannot be guaranteed. Moreover, neither the Company, the Managers, the Officers nor any of their affiliates assume responsibility for the accuracy and completeness of the forward-looking statements. The Company, the Managers, the Officers and their affiliates are under no duty to update any of the forward-looking statements after the date of this Post-Qualification Amendment No. 1 to Offering Circular to conform such statements to actual results or to changes in expectations.

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DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Factors that could result in dilution, but are not limited to, the factors referenced in our offering circular dated November 7, 2022 under the caption “DILUTION” and which are incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465922013223/partiiandiii.htm

Funding history and share price

As of October 4, 2023, the Company successfully raised the following funding:

On November 8, 2021, the Company acquired all the intangible assets related to the David movie from Slingshot Productions Limited for 50,400,000 Common Units and 19,600,000 Preferred Units for $1.

On March 29, 2022, the Regulation CF fundraising was final closed, and 5,219,736 Preferred Units were issued at $1.

On May 4, 2022, 700,000 Preferred Units were issued at $1 through a Regulation D 506(c) fundraising.

On July 29, 2022, the Company issued another 100,000 Preferred Units at $1 under Regulation D 506(b).

On September 14, 2022, the Company issued 12,500 Preferred Units at $1 under Regulation D 506(b).

On September 26, 2022, the Company issued 75,000 Preferred Units at $1 under Regulation D 506(b).

On October 20, 2022, the Company issued 500,000 Preferred Units at $1 under Regulation D 506(b).

On December 1, 2022, the Company issued 25,000 Preferred Units at $1 under Regulation D 506(b).

In January 2023, the Company closed out Round 1 of Regulation A+ fundraising and issued 902,168 Preferred Units at $1.25.

During February 2023, the Company closed out Round 2 of Regulation A+ fundraising and issued 259,517 Preferred Units at $1.25.

During February 2023, the Company closed out Round 3 of Regulation A+ fundraising and issued 185,917 Preferred Units at $1.25.

On March 8, 2023, the Company issued 8,800,000 Preferred Units at $1.25 under Regulation A+. The Company further issued 2,200,000 Warrants at $0.01, convertible to $1 Preferred Units. The warrants were exercised on August 21, 2023.

During April 2023, the Company closed out Round 4 and 5 of Regulation A+ fundraising and issued 731,177 Preferred Units at $1.25.

During June 2023, the Company closed out Round 6 of Regulation A+ fundraising and issued 304,730 Preferred Units at $1.25.

On July 18, 2023, the Company issued 22,000 Preferred Units at $1.25 under Regulation D 506(b).

On August 18, 2023, the Company issued 800,000 Preferred Units at $1.25 under Regulation A+. The Company further issued 200,000 Warrants at $0.10, convertible to $1 Preferred Units. The warrants were exercised on the same date.

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PLAN OF DISTRIBUTION AND SELLING INTEREST HOLDERS

Plan of Distribution

The Company is offering a maximum of 30,000,000 of its Preferred Units on a “best efforts” basis.

The cash price per Preferred Unit is $1.65 and the minimum investment is $99, subject in each case to acceptance of a lesser amount by the Managers in their sole and exclusive discretion.

The Company intends to market the Securities in this offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting its Offering Circular or “testing the waters” materials on an online investment platform.

The Company’s Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on its website, https://the davidmovie.com.

The offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) July 31, 2024, and (3) the date at which the offering is earlier terminated by the Company in its sole discretion.

The Company may undertake one or more closings on an ongoing basis. After each Closing, funds tendered by investors will be available to the Company. After the initial closing of this offering, the Company expects to hold Closings on at least a monthly basis.

The Company is offering its securities in all states.

The Company has engaged Dalmore Group, LLC, a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

●	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept the investor as a customer.

●	Review each investor’s subscription agreement to confirm such investors participation in the offering and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation.

●	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor.

●	Not provide any investment advice nor any investment recommendations to any investor.

●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g., as needed for AML and background checks).

●	Coordinate with third party providers to ensure adequate review and compliance.

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As compensation for the services listed above, the Company has agreed to pay $25,000 in one-time set up fees, consisting of the following:

$5,000 at onboarding and $20,000 at receipt of the no objection letter from FINRA and the SEC has qualified the Offering Statement.

The Company estimates that fees due to pay Dalmore Group, LLC, pursuant to the 1% commission, would be $375,000 for a fully-subscribed offering.

Finally, the total fees that the Company estimates that it will pay VAS Portal, LLC, pursuant to a fully-subscribed offering, would be $375,000. These assumptions were used in estimating the fees due in the “Use of Proceeds.”

No Minimum Offering Amount

The Interests being offered will be issued in one or more closings. No minimum number of Securities must be sold before a closing can occur. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

No Selling Members

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Process of Subscribing

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase whole and fractional shares. The Company may close on investments on a “rolling” basis (so not all investors will receive their Securities on the same date). Investors may subscribe by tendering funds by check, wire transfer, credit or debit card or ACH transfer to the escrow account to be setup by the Company’s escrow agent, North Capital (the “Escrow Agent”). The funds tendered by potential investors will be held by the Escrow Agent in a segregated account exclusively for the Company’s benefit. Funds will be transferred to the Company at each Closing. The escrow agreement can be found in the Offering Statement of which this Offering Circular is a part.

Investors will be required to complete a subscription agreement in order to invest, pursuant to which an investor will irrevocably subscribe to purchase the Securities. The investor will not be entitled to any refunded funds unless the Company terminates the offering, or the Company rejects the subscription in whole or in part.

The subscription agreement also includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor’s principal residence).

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. North Capital will review all subscription agreements completed by the investor. After North Capital has completed its review of a subscription agreement for an investment in the Company, the funds may be released by the escrow agent.

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If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment, provided the payment is approved, North Capital will have up to three days to ensure all the documentation is complete. North Capital will generally review all subscription agreements on the same day, but not later than the day after the submission of the subscription agreement.

All funds tendered (by check, wire, debit card, or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt) by investors will be deposited into an escrow account at the Escrow Agent for the benefit of the Company. All funds received by wire transfer will be made available immediately while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to deposit into an account at the Escrow Agent.

The Managers maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Managers have not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within 30 days of such rejection without deduction or interest. Upon acceptance of a subscription, the Company will send a confirmation of such acceptance to the subscriber.

Dalmore Group, LLC has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the Securities. Dalmore Group, LLC is not participating as an underwriter and, under no circumstance, will it solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Dalmore Group, LLC is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this Offering. Based upon Dalmore Group, LLC’ anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this Offering and no investor should rely on the involvement of Dalmore Group, LLC in this Offering as any basis for a belief that it has done extensive due diligence. Dalmore Group, LLC does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this Offering should be made directly to the Company.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue the Securities to the investor. The Transfer Agent will notify an investor when the Securities are ready to be issued and the Transfer Agent has set up an account for the investor.

Escrow Agent

The Escrow Agent has not investigated the desirability or advisability of investment in the Securities nor approved, endorsed or passed upon the merits of purchasing the Securities.

The Company has agreed to pay the Escrow Agent:

Escrow Administration Fee: $500 set-up and administration for 12 months (or partial period); $250 for each additional 12 months (or partial period)

Issuer Routable Account Number: $150 per month

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Out-of-Pocket Expenses: Billed at cost

Check Disbursements: $10.00 per check (incoming/outgoing)

Transactional Costs: $100.00 for each additional escrow break

$100.00 for each escrow amendment

$50.00 for reprocessing a closing

Wire Disbursements: $25.00 per domestic wire (incoming/outgoing)

$45.00 per international wire (incoming/outgoing)

ACH Disbursements: $25.00, plus 0.1% on the amount transferred

ACH Dispute/Chargeback: $25.00 per reversal/chargeback

ACH Failure Return Fee: $1.50 per failure/return

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Transfer Agent

The Company has also engaged KoreConX Inc. & KoreConX USA LLC (“Transfer Agent”), a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis; there are no set up costs for this service, fees for this service will be limited to secondary market activity.

Forum Selection Provisions

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the agreement to be brought in any court in the State of Utah sitting in Salt Lake City, or the United States District Court for the District of Utah, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. The operating agreement contains a forum selection provision that provides that with a few exceptions, the United States District Court for the District of Utah or any court of the state of Utah sitting in Salt Lake City will be the sole and exclusive forums for any shareholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the Delaware Limited Liability Company Act or the Company’s operating agreement or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine.

Although we believe these provisions benefit us by providing either providing a forum convenient to us or increasing the consistency in the application of Delaware law in the types of lawsuits to which it applies and in both cases limiting our litigation costs, to the extent they are enforceable, the forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted these provisions to limit the time and expense incurred by its management to challenge any such claims. As a Company with a small management team, these provisions allow its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provisions apply to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context.  The exclusive forum provision in the certificate of incorporation does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  For both provisions, investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

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USE OF PROCEEDS TO ISSUER

The use of proceeds referenced in our offering circular dated November 7, 2022 under the caption “USE OF PROCEEDS TO ISSUER” and which are incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465922013223/partiiandiii.htm

THE COMPANY’S BUSINESS

Our Business

Slingshot USA, LLC (“Company”) was formed as a Delaware limited liability company on September 14, 2021.

Slingshot USA, LLC was formed to produce a feature-length animated film based on the biblical story of David.

The Company’s Monetization strategy and Key Partners outlines the elements management believes could make the project a success, referenced in our Form 1-SA, for the period 2023-06-30, under the caption “Monetization and Key Partners” on page 6 to 11, which are incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465923012862/susa9252341sa.htm

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Narrative

David is a major animated feature film created for a wide audience to share the epic biblical story of David with families across the world. Our vision is a cinematic masterpiece that can stand proudly alongside the most iconic films in the history of this genre. David's life is one of the most compelling stories of human history, and points to God in a way that challenges the image that many have of an austere, unapproachable, and distant deity. “I have found David son a Jesse, a man after my own heart.” Acts 13:22 We believe that David’s story is best told in the medium of animation as none other has the power to reach a global audience of every culture, gender, age and language in the same capacity.

Competition

Major animation studios, including Pixar, Disney, Dreamworks, Sony and others.

Independent faith film and TV productions.

Streaming services offering film and series content of all genres, including Netflix, Amazon Prime Video, Disney+ and others.

Legal Proceedings

There are no current legal proceedings against the Company.

Employees/Consultants

The Company has a service level agreement with A2G Managers Limited and Slingshot Productions Limited, both companies incorporated in the Republic of Mauritius, to provide legal, accounting, administrative and compliance services. Currently, the Company has no employees. We do not currently have any pension, annuity, profit-sharing, or similar employee benefit plans, although we may choose to adopt such plans in the future.

We plan to engage contractors from time to time on an as-needed basis to consult with us on specific corporate affairs, or to perform specific tasks in connection with our business development activities.

Intellectual Property

As of the date of this Post-Qualification Amendment No. 1 to Offering Circular, the Company is a new business and, amongst other assets, owns David demo and the intellectual property and rights associated with the David movie and the Young David Series.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes included in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

General

Slingshot USA, LLC (“Company”) was formed as a Delaware limited liability company on September 14, 2021.

Management Evaluation of Operating Results are referenced in our Form 1-SA, for the period 2023-06-30, under the caption “MANAGEMENT EVALUATION OF OPERATING RESULTS”, which are incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465923012862/susa9252341sa.htm

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Results of Operations

The Results of Operations are referenced in our Form 1-SA, for the period 2023-06-30, under the caption “Interim Operating Results (June 30, 2023 “Q2 2023” compared to June 30, 2022 (“Q2 2022”)”, which are incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465923012862/susa9252341sa.htm

The following represents our performance highlights:

Plan of Operation

Our 12-month plan is to continue production of the feature film David and complete our fundraising for such production. We also plan to release the 5 episodes of the Young David series monthly from November 2023 to March 2024.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our shareholders could receive less information than they might expect to receive from more mature public companies.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Managers, Executive Officers and Significant Employees in our Form 1-K dated December 31, 2022 under the caption “ITEM 3. MANAGERS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES” and which are incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465923006159/o4242331k.htm

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company was formed in September 2021. As such, there is no longstanding history of payments received by any of the Company’s Managers or executive officers in any capacity. We anticipate compensating our executive officers as follows:

Name and Capacity	Cash Compensation and Value of Shares issued for Service (per month)	Other Compensation	Total Compensation
David Michael Brett Johnson, Manager	$5,000	-	$5,000

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of November 1, 2022, the securities of the Company that are owned by executive officers and directors, and other persons holding more than 10% of the Company’s voting securities, or having the right to acquire those securities.

Name and Address of Beneficial Owner	Note(s)	Amount and Nature of Beneficial Ownership (4)	Percent of Class
Slingshot Productions Limited	1,2	25,200,000 Common Units	50%
The Gideon Trust	1,3	25,200,000 Common Units	50%
Slingshot Productions Limited	1,2	19,600,000 Preferred Units	76.5%

(1)	The address for all the executive officers, directors, and beneficial owners is c/o 1209 Orange Street, Wilmington, DE 19801.
(2)	Slingshot Productions Limited is part of the A2G Group of companies with the A2G Managers Trust as the sole ultimate holding entity. Continuum Fiduciary Ltd is the trustee and Sanet Kritzinger and Frederik Kritzinger are the beneficiaries of the A2G Managers Trust.
(3)	Pirunico Trustees (Jersey) Limited is the trustee of The Gideon Trust, and Osment Philip Cunningham is the beneficiary of The Gideon Trust.
(4)	All units are directly held

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company is under contract with Miombo Enterprises (Pty) Ltd t/a Sunrise Productions (“Sunrise”), a related party and a computer animation studio based in Cape Town, South Africa, with respect to the development and creation of DAVID. Osment Philip Cunningham is the co-owner of Sunrise, a member of the Company's Board of Managers, and the ultimate beneficial owner of The Gideon Trust, which owns 50% of the Company's voting rights.

The Company signed a service level agreement with A2G Managers Limited and Slingshot Productions Limited, which are part of the A2G Group of companies with the A2G Managers Trust as the sole ultimate holding entity. Continuum Fiduciary Ltd is the trustee, and Sanet Kritzinger and Frederik Kritzinger are the A2G Managers Trust beneficiaries. Slingshot Productions Limited owns 50% of the Company's voting rights, and Sanet Kritzinger is appointed to the Company's Board of Managers.

The Company has entered into a legal binding subscription agreement with Slingshot Productions Limited, pursuant to which it has the option to call up to $10.6 million of Preferred Units from Slingshot Productions Limited. Furthermore, Slingshot Productions Limited has committed to invest $11 million in the Company through its Reg A+ offering (approximately $3 million of which was received by the Company in March 2023), and in conjunction the Company issued 2.2 million warrants (in March 2023) for preferred units to Slingshot Productions Limited that can be executed at a price of $0.01 per preferred unit within 6 months of issuance.

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SECURITIES BEING OFFERED

The following descriptions summarize important terms of our membership interests. This summary reflects our Operating Agreement and does not purport to be complete and is qualified in its entirety by the Operating Agreement, which have been filed as Exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description our membership interests, you should refer to our Operating Agreement and applicable provisions of the Delaware Limited Liability Company Act. Any capitalized terms used but not defined herein shall have their meanings as set forth in the Operating Agreement.

General

The Company is offering Preferred Units in this offering. As of November 9, 2022, 37,415,745 of the Preferred Units are issued and outstanding.

The Company’s Operating Agreement provides that the membership interests of the Members in the Company shall be issued in unit increments (each, a “Unit”). The Company is authorized to issue two classes of Units to be designated “Preferred Units”, and “Common Units”. The minimum Capital Contribution of a Member shall be $99 for Preferred Units, subject in each case to acceptance of a lesser amount by the Manager in its sole and exclusive discretion. Preferred Units shall be issued at a price per Unit as determined from time to time in good faith by the Manager.

Voting Rights

The holders of Preferred Units do not have voting rights.

Distribution Rights

The Managers shall have sole discretion regarding the amounts and timing of distributions of Available Funds to Members, including to decide to forego payment of distributions in order to provide for retention and establishment of reserves of, or payment to third parties of such funds as it deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company’s obligations, including but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, and reasonable reserves for contingencies); provided, however, that the Company shall be required to make distributions in the amounts and order as follows:

(a)	Prior to making any distributions to the Common Unit holders, the Company shall first make distributions to the Preferred Unit holders until they have received a cumulative return of one hundred twenty percent (120%) of their initial capital contribution.
(b)	Once the Preferred Unit holders have received a total of one hundred twenty percent (120%) of their initial capital contributions, the Company shall distribute all Profits in proportion to the Member’s Membership Interest.
(c)	For avoidance of doubt, the Members acknowledge and agree that the Manager shall have sole discretion to pay all or any portion of the Company’s debts and liabilities to its creditors (including to Members as loans or salary, each if applicable), prior to making any distributions as set forth in Section 4.4 of the Operating Agreement.

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Transferability

A membership interest in the Company may not be sold or otherwise Transferred, by operation of law or otherwise, except upon prior written approval of the Manager, which approval may be withheld or conditioned for any reason. Upon the approval of the Manager, the Manager may establish any terms and conditions of a Transfer as the Manager may determine. The Transfer by any Member of such Member’s membership interest in the Company will be subject to all the terms, conditions, restrictions, and obligations of the Operating Agreement.

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ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 holders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

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SLINGSHOT USA, LLC

FINANCIAL STATEMENTS

The Company’s Unaudited Interim Financial Statement for the period ending June 30, 2023 is presented in our Form 1-SA under the caption “Item 2: Interim Financial Statements” and which are incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465923012862/susa9252341sa.htm

The Company’s Audited Financial Statement for the year ending December 31, 2022 is presented in our Form 1-K under the caption “ITEM 7. FINANCIAL STATEMENTS” and which are incorporated herein by reference.

https://www.sec.gov/Archives/edgar/data/1893768/000121465923006159/o4242331k.htm

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PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Description
1A-1	Operating Agreement
1A-2A	Certificate of Formation
1A-4	Subscription Agreement
1A-8	Escrow Agreement
1A-10	Power of Attorney
1A-11	Accountant’s Consent

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of DE, on October 27, 2023.

Slingshot USA, LLC

/s/ Sanet Kritzinger
Its: Executive Manager

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